UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 3, 2021

ODENZA CORP.

(Exact name of Registrant as specified in its charter)

Nevada	000-54301	None
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

22/F,WANCHAI CENTRAL BUILDING

89 LOCKHART ROAD,

WAN CHAI, HONG KONG

(Address of principal executive offices)

(852) 9027-2707

(Registrant’s telephone number, including area code)

22/F,WANCHAI CENTRAL BUILDING

89 LOCKHART ROAD, WAN CHAI, HONG KONG

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $.001 par value	ODZA	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

ITEM 5.01. CHANGES IN CONTROL OF REGISTRANT

As of 3rd of December 2021, Liang Zhao acquired control of 1,427,400 shares of the Company’s restricted common stock, representing approximately 39% of the Company’s total issued and outstanding common stock; and Xiangchen Li acquired control of 1,226,600 shares of the Company’s restricted common stock, representing approximately 33.51% of the Company’s total issued and outstanding common stock, from the certain sellers in accordance with common stock purchase agreements (collectively, the “Stock Purchase Agreements”). The Stock Purchase Agreements were negotiated in arm’s- length transactions.

As part of the acquisition, the following changes to the Company’s directors and officers have occurred:

●	As of 3rd December 2021, Mr. Chi Ping Leung resigned from all positions with the Company, including but not limited to, that of the President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors of the Company.

●	As of 3rd December 2021, Mr. Alexander Patrick Brazendale resigned from the Chief Marketing Officer of the Company.

●	As of 3rd December 2021, Mr. Christopher David Brazendale resigned from Chief Operating Officer of the Company.

●	As of 3rd December 2021, Mr. William Alexander Cruickshank resigned from Chief Racing Officer of the Company.

●	As of 3rd December 2021, Ms. Wing Man Fok resigned from the Secretary and Treasurer of the Company.

●	As of 3rd December 2021, Mr. Liang Zhao was appointed as the President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors of the Company.

ITEM 5.02. DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

As of 3rd of December 2021, Chi Ping Leung resigned from all positions with the Company, including but not limited to, that of the President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors of the Company. The resignation was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices. Mr. Chi Ping Leung has been the President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors of the Company since May 2021

The biographies for the new officers and directors of the Company are set forth below:

Mr Liang Zhao, 32, the President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board of Directors of the Company. Mr. Liang Zhao is currently the CEO of Shanghai Baling Public Key Information Consulting Service Consulting Service Co. Ltd. He was also the former Marketing Director of Xi’an Fengteng Financial Management Consulting Co., Ltd. from 2017 to 2020 and the CEO of Shanxi Zhonghai Huize University Student Entrepreneurship Incubation Center in China from 2014 to 2017. He has experience in marketing development, business modeling and resources allocation.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	FORM STOCK PURCHASE AGREEMENT dated December 3, 2021, by and between the certain seller and the purchaser.
99.2	DIRECTORS RESOLUTIONS, dated December 3, 2021.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ODENZA CORP

Date: December 3, 2021	By:	/s/ Liang Zhao
Liang Zhao
Chief Executive Officer